 Exhibit 10.5

SENIOR PROMISSORY NOTE

$242,498	December 31, 2014
Los Angeles, CA

FOR VALUE RECEIVED, Loton, Corp., a Nevada corporation (“Borrower”), promises to pay to the order of (“Lender”), the principal sum of Two Hundred and Forty-Two Thousand, Four Hundred and Ninety-Eight Dollars ($242,498), pursuant to the terms of this Senior Promissory Note (this “Note”), plus interest at the applicable Note Rate (as defined in paragraph 2) from the date hereof until the date such amounts are repaid by Borrower in full.

Prior to and through the date hereof, Lender has rendered professional services to Borrower, and Lender and Borrower agree that the balance of professional fees payable to the Lender from the Borrower through December 31, 2014 is equal to the principal sum of the Note. Trinad Capital Master Fund (“Trinad”), as a signatory hereto, consents to the terms of this Note, and the parties agree that, subject to any other term of this Note, all outstanding unpaid principal and accrued but unpaid interest (the “Loan Balance”) shall be repaid to Lender pari passu with amounts payable under that certain Senior Convertible Promissory Note, between Borrower and Trinad dated December 31, 2014 (the “Trinad Loan”).

1.          Maturity. The Loan Balance shall be due and payable on June 30, 2016 or such later date as Lender may agree to in writing (the “Maturity Date”) unless, prior to such date, this Note shall have been prepaid in full pursuant to paragraph 4.

2.          Interest.

(a)          The principal sum outstanding at any time during the period from the date hereof until the Maturity Date (the “Term”) shall bear interest at the rate of six percent (6%) per annum (the “Note Rate”), but in no event more than the maximum interest rate permitted by applicable law. Interest shall be calculated daily on the basis of a 365-day year at the rate equal to the Note Rate, and shall be payable on the last business day of each calendar quarter commencing on March 31, 2015 (each, an “Interest Payment Date”).

(b)          Prior to the Maturity Date, Borrower may from time to time in lieu of making a payment to Lender pursuant to paragraph 3 of the interest due and payable under this Note on any applicable Interest Payment Date, elect that the amount of such interest be added to the principal sum outstanding under this Note (such election, a “PIK Election”). Borrower shall provide written notice of the PIK Election to Lender at least five (5) days before such applicable Interest Payment Date, which notice shall state (i) the amount of interest due and payable under this Note to be added to the principal sum outstanding and (ii) the date on which such interest would otherwise be due and payable to Lender. For the avoidance of doubt, immediately after each PIK Election, the principal sum outstanding under this Note shall equal the sum of (x) the outstanding unpaid principal immediately before the PIK Election, plus (y) the amount of interest otherwise due and payable on the applicable Interest Payment Date, and interest shall accrue on such aggregate principal sum.

3.          Manner of Payment. All payments under this Note shall be made by wire transfer of immediately available funds to an account designated by Lender in writing. Any payment shall be applied when received, first, to the payment of any accrued but unpaid interest and, thereafter, to reduce the principal balance of this Note. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. As used herein, “Business Day” means a day other than Saturday on which banks are generally open for business in the State of California.

4.          Prepayment.

(a)          In the event that, at any time following the date of this Note, Borrower raises equity capital from any third party other than Trinad (an “Equity Financing”), then ten percent (10%) of the capital raised in the Equity Financing shall be used to prepay amounts outstanding under this Note (a “Capital Raise Prepayment”). Each Capital Raise Prepayment shall be paid to Lender within five (5) business days of the closing of the applicable Equity Financing.

(b)          In addition to the foregoing, Borrower may, without premium or penalty, at any time and from time to time, prepay all or a part of the Loan Balance computed to the date of prepayment.

(c)          All prepayments apply first to accrued unpaid interest and then to principal.

5.          Representations and Warranties. Borrower makes the following representations and warranties in favor of Lender, which representations and warranties shall survive the execution of this Note and shall remain true, accurate and in full force and effect until all obligations of Borrower under this Note have been satisfied and paid in full:

(a)          Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the power and authority to enter into and perform its obligations under this Note; and

(b)          Borrower has duly executed and delivered this Note, and this Note is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

6.          Covenants. Borrower covenants and agrees that, on and after the date hereof, and until the Loan and any other obligations of Borrower hereunder are paid and performed in full and satisfied, Borrower shall comply with each of the following covenants, unless compliance therewith shall have been waived in writing by Lender:

(a)          Borrower will pay when due all its payment obligations hereunder, in the manner and at the time and place specified in this Note or otherwise by Lender in writing;

(b)          Borrower will not without the prior written consent of Lender guarantee any obligations other than in the ordinary course of business.

7.          Events of Default. Upon 5 days’ prior written notice by the Lender and failure to cure by the Borrow in an additional 10 days, the occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)          Borrower fails to make any payment when due or otherwise to perform any of the material terms, covenants or provisions of any loan agreement, promissory note or other contract to which Borrower is a party;

(b)          Borrower fails to observe or perform any covenant, obligation, condition or agreement set forth herein;

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8.          Remedies Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may, by notice to Borrower, declare the entire outstanding principal balance of this Note, together with all accrued interest thereon, immediately due and payable, without presentment, demand, protest or notice of protest of any kind, all of which are hereby expressly waived. To the extent permitted by law, Borrower shall pay Lender all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the collection of this Note upon any Event of Default.

9.          Obligation for Fees and Expenses. Borrower agrees to pay immediately upon demand all costs and expenses of Lender, including reasonable attorneys’ fees, (a) if after default this Note be placed in the hands of an attorney or attorneys, or other appropriate agent(s) for collection; (b) if after an Event of Default hereunder, Lender finds it necessary or desirable to secure the services or advice of one or more attorneys with regard to collection of this Note against Borrower, any guarantor or any other party liable therefor or for the protection of its rights under this Note.

10.         No Waiver. The acceptance by Lender of any payments under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Lender of the payment of a portion of any installment at any time that such installment is in its entirety due and payable shall not cure such default and shall not constitute a waiver of Lender’s rights to require full payment when due of all future or succeeding installments.

11.         Governing Law. This Note is governed by the laws of the State of California, without regard to conflict or choice of law principles that would result in the application of any law other than the laws of the State of California.

12.         Assignment and Delegation. Borrower shall have no right to assign its rights hereunder, to delegate any of its obligations hereunder. Lender shall be entitled to delegate its obligations hereunder and to assign this Note and/or any and all security therefor in whole or in part to any person or entity without the consent of Borrower.

13.         Remedies Cumulative. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure will not constitute a waiver of any of Lender’s rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any breach, default or failure of a condition under this Note shall be effective unless it is stated in writing signed by Lender. All of Lender’s remedies in connection with this Note or under applicable law shall be cumulative, and Lender’s exercise of any one or more of those remedies will not constitute an election of remedies. Time is expressly made of the essence with respect to every provision this Note.

14.         Participation. Borrower understands that Lender may transfer this Note in whole or in part, or sell or grant participation in some or all of Borrower’s indebtedness outstanding under this Note. In connection with any such transaction, Lender may disclose to each prospective and actual transferee, purchaser or participant all documents and information relating to this Note and the indebtedness represented hereby. Lender shall give Borrower notice of any such transfer, sale or grant.

15.         Notices. Any notice, demand, consent, approval, direction, agreement or other communication (any “Notice”) required or permitted hereunder shall be in writing and shall be validly given and effectively served if mailed by United States mail, first class or certified mail, return receipt requested, postage prepaid, sent by or if sent by verifiable facsimile or e-mail to the Borrower at its address most recently provided to the Lender. Any Notice shall be deemed to have been validly given and effectively served hereunder three (3) days after so mailed or on the business day on which the facsimile or e-mail was sent if delivered during normal business hours, or else on the next succeeding business day. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Note, any other address or addresses upon giving three (3) days’ notice thereof to each other person then entitled to receive notices or other instruments hereunder.

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16.         Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together comprise but a single instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Senior Secured Convertible Promissory Note as of the date first written above.

BORROWER

Loton, Corp.

By:
Name:	Robert S. Ellin
Its:	Executive Chairman

LENDER

By:
Name:
Its:

[SIGNATURE PAGE FOR Senior PROMISSORY NOTE]

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